UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/20/2010

STEPAN COMPANY
(Exact name of registrant as specified in its charter)

Commission File Number:  1-4462

Delaware	36-1823834
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Edens and Winnetka Road, Northfield, Illinois 60093
(Address of principal executive offices, including zip code)

(847)446-7500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition

On April 20, 2010, Stepan Company ("Stepan") issued a press release providing its financial results for the first quarter ended March 31, 2010. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 5.07.    Submission of Matters to a Vote of Security Holders

Stepan held its Annual Meeting of Stockholders on April 20, 2010 (the "Annual Meeting"). At the Annual Meeting, there were 8,812,600 shares represented to vote either in person or by proxy, or 88.5% of the outstanding shares, which represented a quorum. Stockholders voted on the following matters at the Annual Meeting: (i) election of three nominees to serve as directors until the annual meeting of stockholders to be held in the year 2013, and (ii) ratification of the appointment of Deloitte & Touche LLP ("Deloitte") as the independent registered public accounting firm for Stepan for fiscal year 2010.

Set forth below are the matters acted upon at the Annual Meeting and the final voting results on each such matter as reported by our inspector of elections.

Proposal 1: Election of Directors.

NAME                     FOR             WITHHOLD      BROKER NON-VOTES

Michael R. Boyce       7,988,921          146,116          677,562

F. Quinn Stepan       7,944,215          190,822          677,562
Edward J. Wehmer       7,951,329          183,708          677,562

Proposal 2: Ratification of Appointment of Deloitte as the Independent Registered Public Accounting Firm for Fiscal Year 2010.

    FOR             AGAINST                   ABSTAIN          BROKER NON-VOTES

   8,724,188          77,260                     11,151                   0

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits
    Exhibit Number: 99.1
    Description: Press Release of Stepan Company dated April 20, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEPAN COMPANY

Date: April 23, 2010	By:	/s/ Kathleen Sherlock
Kathleen Sherlock
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release of Stepan Company dated April 20, 2010